As filed with the Securities and Exchange Commission on December 22, 2006
                                                     Registration No. 333-______
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-1
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                               NOBLE ROMAN'S, INC.
             (Exact name of registrant as specified in its charter)

            INDIANA                        5812                   35-1281154
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

                         One Virginia Avenue, Suite 800
                           Indianapolis, Indiana 46204
                            Telephone: (317) 634-3377
                            Facsimile: (317) 685-2294
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 PAUL W. MOBLEY
                      Chairman and Chief Executive Officer
                               Noble Roman's, Inc.
                         One Virginia Avenue, Suite 800
                           Indianapolis, Indiana 46204
                            Telephone: (317) 634-3377
                            Facsimile: (317) 685-2294
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------

                         Copy of all correspondence to:
                              THOMAS A. LITZ, ESQ.
                               Thompson Coburn LLP
                               One U.S. Bank Plaza
                            St. Louis, Missouri 63101
                            Telephone: (314) 552-6000
                            Facsimile: (314) 552-7000

     Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                                          CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                                                 Proposed maximum
   Title of each class of securities   Amount to be        Proposed maximum          aggregate          Amount of
            to be registered          registered (1)   offering price per share    offering price   registration fee
---------------------------------------------------------------------------------------------------------------------
  Common Stock, no par value          204,275 shares          $ 3.35 (2)          $ 684,321.25 (2)      $ 107.00
---------------------------------------------------------------------------------------------------------------------

(1) In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c) based on the last sale reported of the Common Stock on December 20, 2006 as reported on the Over-The-Counter ("OTC") Bulletin Board.
                         -------------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

--------------------------------------------------------------------------------
! The information in this prospectus is not complete and may be changed. These ! ! securities may not be sold until the registration statement filed with the ! ! Securities and Exchange Commission is effective. This prospectus is not an ! ! offer to sell these securities, and we and the selling shareholders are not ! ! soliciting offers to buy these securities in any state where the offer or ! ! sale is not permitted.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
!                  Subject to Completion, Dated December 22, 2006              !

! PRELIMINARY PROSPECTUS                                                       !
--------------------------------------------------------------------------------

                                 204,275 Shares

                          [LOGO OF NOBLE ROMAN'S, INC.]

                                  Common Stock

         This prospectus relates to the resale by the selling shareholders, including their transferees, pledgees, donees or successors identified in this prospectus of up to 204,275 shares of Noble Roman's, Inc. common stock issued upon the exercise of Warrants held by such selling shareholders. The Warrants were issued together with Series B Convertible Preferred Stock which is currently held by such selling shareholders. The selling shareholders may sell the shares from time to time. The shares are being registered to permit the selling shareholders to sell the shares from time to time. The prices at which the selling shareholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of shares of common stock by the selling shareholders, but will bear the costs relating to the registration of the shares.

         The selling shareholders may sell the shares covered by this prospectus from time to time through various means (e.g., in ordinary brokerage transactions, directly to market makers for our shares, in negotiated transactions or otherwise, at prevailing market prices) and may engage brokers or dealers to sell the shares. The selling shareholders and any underwriters, agents, brokers or dealers through or to whom these shares of common stock may be sold may be deemed "underwriters" of the shares within the meaning of the Securities Act of 1933, as amended, in which event all brokerage commissions or discounts and other compensation received by such brokers or dealers may be deemed to be "underwriting compensation." If required, the selling shareholders will disclose the names of any underwriter(s), applicable commissions or discounts, and any other required information with respect to any particular sales in an accompanying prospectus supplement.

         We will pay the expenses related to the registration of the shares covered by this prospectus. The selling shareholders will pay commissions and selling expenses, if any, incurred by them.

         Our shares of common stock are traded on the Over-The-Counter Bulletin Board under the symbol "NROM." On December 20, 2006, the last reported bid and ask prices of our common stock on the Over-The-Counter Bulletin Board were $3.30 and $3.35 per share, respectively.

         Investing in the common stock involves risks. See "Risk Factors" beginning on page 3.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                  The date of this prospectus is December 2006

                                Table of Contents


                                                                          Page
                                                                          ----

PROSPECTUS SUMMARY...........................................................1
RISK FACTORS.................................................................3
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS............................4
USE OF PROCEEDS..............................................................5
PRICE RANGE OF OUR COMMON STOCK..............................................5
DESCRIPTION OF CAPITAL STOCK.................................................5
PRINCIPAL AND SELLING SHAREHOLDERS...........................................7
PLAN OF DISTRIBUTION.........................................................9
LEGAL MATTERS...............................................................11
EXPERTS.....................................................................11
WHERE YOU CAN FIND MORE INFORMATION.........................................11
INCORPORATION BY REFERENCE..................................................11


                              ABOUT THIS PROSPECTUS
                              ---------------------

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The information contained or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock. This document may be used only where it is legal to sell these securities.

     For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") using the SEC's shelf registration rules. Under the shelf registration rules, using this prospectus and, if required, one or more prospectus supplements, the selling shareholder may sell from time to time, in one or more offerings, the shares of common stock covered by this prospectus.

     A prospectus supplement may add, update or change information contained in this prospectus. We recommend that you read carefully this entire prospectus, especially the section entitled "Risk Factors" beginning on page 3, together with any supplements before making a decision to invest in our common stock.

                               PROSPECTUS SUMMARY

     This summary highlights information contained in other parts of this prospectus, and because it is only a summary, it does not contain all of the information that you should consider before buying shares. You should read the entire prospectus carefully, as well as our financial statements incorporated by reference from our Annual Report on Form 10-K and quarterly reports on Form 10-Q and the information discussed below under "Risk Factors" about important risks that you should consider before investing in our common stock .

                               Noble Roman's, Inc.

About Us

     We are a franchisor for non-traditional and co-branded foodservice operations under the trade names "Noble Roman's Pizza" and "Tuscano's Italian Style Subs." Our franchise concepts' hallmarks include high quality pizza and sub sandwiches, along with other related menu items, simple operating systems, labor-minimizing operations, attractive food costs and overall affordability. Since 1997, we have focused our efforts and resources primarily on franchising for non-traditional and co-branded locations and now have awarded franchises in 44 states plus Washington, D.C., Puerto Rico, Guam, Italy and Canada. In 2005 we began selling franchises for our dual-branded concept in traditional locations. We have begun to sell development territories to Area Developers in an attempt to accelerate growth in the dual-branded traditional concept. Prior to focusing our efforts on franchising for non-traditional and co-branded foodservice operations, we had approximately 25 years' experience operating full-service pizza restaurants, giving us unique advantages in the design and support of foodservice systems for franchisees.

Business Strategy

     Our business strategy can be summarized as follows:

     Continue Focus on Sales of Non-Traditional Franchises. We plan to continue our focus on awarding franchise agreements for both Noble Roman's Pizza and Tuscano's Italian Style Subs in non-traditional venues such as hospitals, military bases, universities, convenience stores, attractions, entertainment facilities, casinos, airports, travel plazas, office complexes and hotels which we have been doing the past several years.

     Growth of our Traditional Dual-Branded Concept. In order to seek more rapid growth, we have initiated a strategy to sell development territories, by television areas of dominant influence, to Area Developers for the growth of our dual-branded concept of Noble Roman's/Tuscano's for stand-alone traditional locations. Area Developers have the exclusive right to develop our dual-branded traditional concept in their area. Area Developers generally pay a development fee based on the size of the development area and will receive a percentage of the initial franchise fees and continuing royalties from the franchise locations they develop. As of December 20, 2006, we have entered into five Area Development Agreements and seven franchise agreements through such Area Development Agreements.

     Maintain Superior Product Quality. We believe that the quality of our products will contribute to the growth of both our non-traditional and our traditional dual-branded concept. We design every ingredient and process with a view to produce superior results. We carefully develop all of our menu items to be delivered in a ready-to-use form requiring only on-site assembly and baking. We believe this process results in products that are great tasting, quality consistent, easy to assemble, relatively low in food cost and require very low amounts of labor.


                              Corporate Information

     We are an Indiana corporation, and our principal executive offices are located at One Virginia Avenue, Suite 800, Indianapolis, Indiana 46204. Our telephone number is (317) 634-3377 and our website address is www.nobleromans.com. Except for information specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website does not constitute part of this prospectus.

                                  The Offering

Common stock offered by                 204,275 shares of common stock issued
the selling shareholders                upon the exercise of warrants held by
                                        the selling shareholders, including
                                        their transferees, pledgees, donees or
                                        other successors.

Common stock to be outstanding          16,602,661 shares (1)
after the offering

Use of proceeds                         The selling shareholders will receive
                                        all of the net proceeds from the sale of shares of our common stock offered by this prospectus. We will not receive any of the proceeds from the sale of shares of common stock offered by this prospectus.

Plan of Distribution                    The shares of common stock offered for
                                        resale may be sold by the selling
                                        shareholders pursuant to this prospectus in the manner described under "Plan of Distribution."

Risk Factors                            You should read the "Risk Factors"
                                        section of this prospectus for a
                                        discussion of factors to consider
                                        carefully before deciding to invest in
                                        shares of our common stock.

Over-The-Counter Bulletin Board Symbol  NROM

---------------------------

(1) Based on shares of common stock outstanding as of December 20, 2006. Does not include up to: (1) 906,666 shares of our common stock that may be issued after December 31, 2006 upon conversion of outstanding shares of our Series B Convertible Preferred Stock; and (2) 4,183,725 shares of common stock that may be issued upon the exercise of outstanding warrants and options.

                      Selling Shareholders as Underwriters

     The selling shareholders and any underwriters, agents, broker or dealers that participate with the selling shareholders in the distribution of any of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Principal and Selling Shareholders" and "Plan of Distribution."

                                  RISK FACTORS

     All phases of our operations are subject to a number of uncertainties, risks and other influences, many of which are outside of our control and any one of which, or a combination of which, could materially affect our results of operations. Important factors that could cause actual results to differ materially from our expectations are discussed below. Prospective investors should carefully consider these factors before investing in our securities. These risks and uncertainties include:

Competition from larger companies.

     We compete for franchise sales with large national companies and numerous regional and local companies. Many of our competitors have greater financial and other resources than us. The restaurant industry in general is intensely competitive with respect to convenience, price, product quality and service. In addition, we compete for franchise sales on the basis of product engineering and quality, investment cost, cost of sales, distribution, simplicity of operation and labor requirements. A change in the business strategy of one or more of our competitors could have an adverse effect on our ability to sell additional franchises, maintain and renew existing franchises or sell our products through our franchise system. As a result of these factors, we may have difficulty competing effectively from time to time or in certain markets.

Dependence on growth strategy.

     A significant component of our growth strategy is selling new franchises and assisting franchisees in opening new restaurants. The opening and success of new restaurants will depend upon various factors, including the franchisee's ability to find suitable sites, the ability to negotiate leases for the new restaurants on acceptable terms, the ability to comply with applicable regulatory requirements, the ability to meet construction schedules, the ability of the franchisees to manage their anticipated expansion and to hire and train personnel, the ability of the franchisees to obtain acceptable financing and the effect of competition and general economic and business conditions including, but not limited to, food and labor costs. Many of the foregoing factors are not within our control. There can be no assurance that we will be able to achieve our plans with respect to the opening of new franchise units.

Dependence on success of franchisees.

     A significant portion of our earnings come from royalties generated by our franchises. Franchisees are independent operators, and their employees are not our employees. We provide training and support to franchisees, but the quality of franchise store operations may be diminished by any number of factors beyond our control. Consequently, franchisees may not successfully operate stores in a manner consistent with our standards and requirements, or may not hire and train qualified managers and other store personnel. If they do not, our image and reputation may suffer, and our revenues and stock price could decline. While we attempt to ensure that our franchisees maintain the quality of our brand and branded products, franchisees may take actions that adversely affect the value of our intellectual property or reputation.

Dependence on success of area developers.

     In 2005 we adopted a strategy to sell development territories to Area Developers to spur the growth of stand-alone traditional locations. Recently we have entered five Area Development Agreements calling for the development of 164 franchises over the next six years. The Company, as of December 20, 2006, has entered into seven franchise agreements sold by the Area Developers in their territories. There is no assurance that Area Developers will be successful in significantly increasing the number of new franchises.

Dependence on consumer preferences and perceptions.

     The restaurant industry is often affected by changes in consumer tastes, national, regional and local economic conditions, demographic trends, traffic patterns and the type, number and location of competing restaurants. We can be substantially adversely affected by publicity resulting from food quality, illness, injury, or other health concerns or operating issues stemming from one restaurant or a limited number of restaurants.

Interruptions in supply or delivery of fresh food products.

     Dependence on frequent deliveries of fresh product also subjects us to the risks that shortages or interruptions in the supply caused by inclement weather or other conditions could adversely affect the availability, quality and cost of ingredients. In addition, factors such as inflation, market conditions for cheese, food, paper and labor may also adversely affect the franchisees and, as a result, adversely affect our ability to add new restaurants.

Dependence on a few individuals.

     Our business has been and will continue to be dependent upon the efforts and abilities of certain members of its management, particularly Paul Mobley, our Chairman, Chief Executive Officer and Chief Financial Officer, and A. Scott Mobley, our President and Chief Operating Officer. The loss of either of their services could have a material adverse effect on us.

We are subject to Indiana law with regard to purchases of our stock.

     Certain provisions of Indiana law applicable to us could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. Such provisions could also limit the price that certain investors might be willing to pay in the future for shares of our common stock. These provisions include prohibitions against certain business combinations with persons that become "interested shareholders" (persons owning or controlling shares with voting power equal to 10% or more) unless our board of directors approves either the business combination or the acquisition of stock before the person becomes an "interested shareholder."

We and our franchisees are subject to various federal, state and local laws with regard to the operation of the businesses.

     We are subject to regulation by the FTC and various state agencies pursuant to federal and state laws regulating the offer and sale of franchises. Several states also regulate aspects of the franchisor-franchisee relationship. The FTC requires us to furnish to prospective franchisees a disclosure document containing certain specified information. Some states also regulate the sale of franchises and require registration of a franchise offering circular with state authorities. Substantive state laws that regulate the franchisor-franchisee relationship presently exist in a substantial number of states, and bills have been introduced in Congress from time to time that would provide for federal regulation of the franchisor-franchisee relationship in certain respects. The state laws often limit, among other things, the duration and scope of non-competition provisions and the ability of a franchisor to terminate or refuse to renew a franchise. Some foreign countries also have disclosure requirements and other laws regulating franchising and the franchisor-franchisee relationship, and we would be subject to applicable laws in each jurisdiction where we seek to market additional franchise units.

     Each franchise location is subject to licensing and regulation by a number of governmental authorities, which include health, safety, sanitation, building and other agencies and ordinances in the state or municipality in which the facility is located. The process of obtaining and maintaining required licenses or approvals can delay or prevent the opening of a franchise location. Vendors, such as our third party production and distribution services, are also licensed and subject to regulation by state and local health and fire codes, and U. S. Department of Transportation regulations. We, our franchisees and our vendors are also subject to federal and state environmental regulations.

Future sales of common stock could affect the price of our common stock.

     No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for sale will have on the market price of the common stock prevailing from time to time. Sales of substantial amounts of common stock, including the shares offered hereby, or the perception that such sales might occur, could adversely affect prevailing market prices of the common stock.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the information incorporated by reference in this prospectus contains certain statements which constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The terms "Noble Roman's," "Company," "we," "our" and "us" refer to Noble Roman's, Inc. The words "expect," "believe," "goal," "plan," "intend," "estimate," and similar expressions and variations thereof are intended to specifically identify forward-looking statements. Those statements appear in this Prospectus and the documents incorporated herein by reference, particularly "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," and include statements regarding the intent, belief or current expectations of us, our directors and officers with respect to, among other things: our financial prospects; our growth strategy and operating strategy; and our current and expected future revenue.

     You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The factors that might cause such differences include, among others, competitive factors and pricing pressures, shifts in market demand, general economic conditions, changes in demand for our products or franchises, success of area developers, the impact of competitors' actions and changes in prices or supplies of food ingredients and labor, as well as the factors discussed above under "Risk Factors."

     Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Commission, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

                                 USE OF PROCEEDS

     The selling shareholders will receive all of the net proceeds from the sale of shares of our common stock offered by this prospectus. We will not receive any of the proceeds from the resale of shares of common stock offered by this prospectus.

                         PRICE RANGE OF OUR COMMON STOCK

     Our common stock has been traded on the Over-The-Counter Bulletin Board under the symbol "NROM." The following table sets forth for the periods indicated, the high bid and low ask prices per share of common stock as reported by Over-The-Counter Bulletin Board. The quotations reflect inter-dealer prices without retail mark-up, mark-down or commissions and may not represent actual transactions.

                                2004                       2005                   2006
                                ----                       ----                   ----

     Quarter Ended:         High      Low              High     Low           High    Low
     --------------         ----     -----             ----    -----          ----    -----
     March 31              $1.55     $1.01             $.95     $.70         $1.20     $.91
     June 30                1.50      1.15             $.85     $.63         $1.42     $.70
     September 30           1.35      1.00            $1.15     $.71         $3.30    $1.35
     December 31            1.15       .73            $1.01     $.77         $3.65*   $2.60*

*Includes transactions through December 19, 2006.

     As of December 19, 2006, there were approximately 363 holders of record of our common stock. This excludes persons whose shares are held of record by a bank, brokerage house or clearing agency.

                          DESCRIPTION OF CAPITAL STOCK

General

     We are authorized to issue 25,000,000 shares of common stock, and 5,000,000 shares of preferred stock, without par value, which may be issued in one or more series.

Common Stock

     The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then standing for election. The holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding down of our business, the holders of common stock would share ratably in all remaining assets which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock.

Preferred Stock

     We are authorized to issue preferred stock with such designations, rights and preferences as may be determined from time to time by the board of directors. Accordingly, the board of directors is empowered, without further shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the common stock.

     Our board of directors designated 4,929,275 shares of our authorized preferred stock as Series A Convertible Preferred Stock. All of these shares were repurchased by us in August 2005 and are currently held as treasury shares. No shares of the Series A Convertible Preferred Stock are currently outstanding. The Series A Convertible Preferred Stock had a liquidation preference equal to $1.00 per share.

     Our board of directors designated 51,000 shares of our authorized preferred stock as Series B Convertible Preferred Stock. In August 2005, all of the designated shares were issued, together with warrants to purchase 204,000 shares of our common stock, in exchange for subordinated debentures and warrants that previously were outstanding. The Series B Convertible Preferred Stock has an aggregate liquidation preference of $2,040,000, equal to the principal amount of the debt converted, and is convertible at the election of the holder after December 31, 2006 into 906,666 shares of common stock at a conversion price of $2.25 per share. The Series B Convertible Preferred Stock provides for cumulative dividends payable at the rate of 8% per annum on the stated amount of the shares until December 31, 2009 and 12% per annum thereafter.

Dividends

     We have never declared or paid dividends on our common stock. We intend to retain earnings to fund the development and growth of our business and do not expect to pay any dividends on our common stock within the foreseeable future. The holders of our Series B Convertible Preferred Stock are entitled to a cumulative dividend of 8% per annum on the liquidation value of those shares. The declaration and payment of cash dividends is prohibited without the consent of certain of our lenders. Future dividends, if any, also will depend, in the discretion of the board of directors, on our earnings, financial condition, capital requirements and other relevant factors.

Provisions Regarding Certain Business Combinations

     We are subject to the business combination provisions under Indiana law, which allow our board of directors to retain discretion over the approval of certain business combinations. We are also subject to the control share acquisition provisions under Indiana law, which places restrictions on the voting rights of an acquiror with respect to any shares of voting stock which increase its beneficial ownership to more than specified thresholds unless certain conditions are satisfied. These provisions may make it more difficult for there to be a change of control or for us to enter into certain business combinations than if we were not subject to these provisions.

     Under Indiana law, a person (or persons acting as a group) who acquires 20% or more of the outstanding stock of an "issuing public corporation" will not have voting rights, unless: (1) such acquiring person satisfies certain statutory disclosure requirements, and (2) the restoration of voting rights to such acquiring person is approved by the issuing public corporation's shareholders. Additional shareholder approval is required to restore voting rights when an acquiring person has acquired one-third and a majority, respectively, of the outstanding stock of the issuing public corporation.

     Indiana law also regulates a broad range of "business combinations" between a "resident domestic corporation" and an "interested shareholder." "Business combination" is defined to include, among other things, mergers, consolidations, share exchanges, asset sales, issuances of stock or rights to purchase stock and certain related party transactions. "Interested shareholder" is defined as a person who: (1) beneficially owns, directly or indirectly, 10% or more of the outstanding voting stock of a resident domestic corporation; or (2) is an affiliate of a resident domestic corporation and at any time within the last five years has beneficially owned 10% or more of the voting stock of such corporation. Indiana law prohibits a resident domestic corporation from engaging in a business combination with an interested shareholder for a period of five years following the date on which the person became an interested shareholder, unless the board of directors approved the business combination or the acquisition of shares that made the person an interested shareholder before the person became an interested shareholder. Business combinations after the five-year period following the stock acquisition date are permitted only if: (a) the board of directors approved the acquisition of the stock prior to the acquisition date; (b) the business combination is approved by the holders of a majority of the outstanding voting stock (other than the interested shareholder); and (c) the consideration to be received by shareholders meets certain statutory requirements with respect to form and amount.

     We believe that we are both an "issuing public corporation" and a "resident domestic corporation" subject to the Indiana takeover statutes described above. Indiana law defines each type of entity as including an Indiana corporation having: (1) one hundred or more shareholders; (2) its principal place of business, principal office or substantial assets in Indiana; and (3) certain prescribed percentages of stock ownership by Indiana residents. While we believe we would be subject to such takeover statutes, there can be no assurance that a court of competent jurisdiction ultimately would so hold.

Listing

     Our common stock is traded on the Over-The-Counter Bulletin Board under the trading symbol "NROM."

Transfer Agent and Registrar

     The transfer agent and registrar for our stock is Computershare, 250 Royall Street, MS 3B, Canton, MA 02021.

                       PRINCIPAL AND SELLING SHAREHOLDERS

Principal Shareholders

     As of December 20, 2006, there were 16,602,661 shares of the Company's common stock outstanding and 25,000,000 shares are authorized. The following table sets forth the amount and percent of the Company's voting common stock beneficially owned on December 18, 2006 by (1) each director and named executive officer individually, (2) each beneficial owner of more than five percent of the Company's outstanding common stock and (3) all executive officers and directors as a group:

                  Name and Address                  Amount and Nature          Percent of Outstanding
                 of Beneficial Owner           of Beneficial Ownership (1)    Voting Common Stock (2)
                 -------------------           ---------------------------    -----------------------
     Paul W. Mobley                                    3,471,018    (3)                18.4%
     A. Scott Mobley                                   1,394,326    (4)                 7.8
     Geovest Capital Partners, L.P.                    1,642,141    (5)                 9.9
     James W. Lewis                                    1,709,580    (6)                10.3
     Douglas H. Coape-Arnold                             250,000    (7)                 1.5
     Troy Branson                                         55,100    (8)                   -
     Mitchell Grant                                       20,000    (9)                   -
     Zyville E. Lewis                                  1,145,396    (10)                6.9
     Special Situations Fund III QP, L.P.              1,433,750    (11)                8.7
     All Executive Officers and
         Directors as a Group (5 Persons)              5,190,444                       25.5%

--------------------

     (1) All shares owned directly with sole investment and voting power, unless otherwise noted. See "Description of Capital Stock - Provisions Regarding Certain Business Combinations" for information regarding provisions of Indiana law that may affect voting rights relating to owning shares of our common stock.

     (2) The percentage calculations are based upon 16,602,661 shares of common stock, eligible to vote, issued and outstanding as of December 20, 2006 and, for each officer or director of the group, the number of shares subject to options, warrants or conversion rights exercisable currently or within 60 days of December 20, 2006.

     (3) The total includes a warrant to purchase 600,000 shares of stock at an exercise price of $.40 per share which expires December 31, 2007, a warrant to purchase 700,000 shares of common stock at an exercise price of $.93 per share which expires December 31, 2007, a warrant to purchase 600,000 shares at an exercise price of $.93 per share which expires January 7, 2010, a warrant to purchase 300,000 shares at an exercise price of $.93 which expires January 24, 2011, 10,000 shares subject to options granted under an employee stock option plan which are currently exercisable at $1.00 per share and 20,000 shares subject to options granted under an employee stock option plan which are currently exercisable at $.55 per share. Paul W. Mobley is the father of A. Scott Mobley. The business address for Mr. Mobley is One Virginia Avenue, Suite 800, Indianapolis, IN 46204.

     (4) The total includes 50,000 shares subject to options granted under an employee stock option plan which are currently exercisable at $1.00 per share for 10,000 shares of common stock, $1.45 per share for 20,000 shares of common stock and $.55 per share for 20,000 shares of common stock. Also includes a warrant to purchase 400,000 shares of common stock at an exercise price of $.40 per share which expires December 31, 2007 and a warrant to purchase 300,000 shares of common stock at an exercise price of $.93 per share which expires December 31, 2007, a warrant to purchase 300,000 shares of common stock at an exercise price of $.93 per share which expires January 7, 2010, and a warrant to purchase 200,000 shares of common stock at an exercise price of $.93 per share which expires January 24, 2011. The business address for Mr. Mobley is One Virginia Avenue, Suite 800, Indianapolis, IN 46204.

     (5) Based on Form 4 filed December 15, 2006, of Geovest Capital Partners, LP. Mr. Douglas H. Coape-Arnold is Managing Partner of Geovest Capital Partners, LP, however, Mr. Coape-Arnold disclaims beneficial ownership of such shares beyond his interest in Geovest Capital Partners. The business address for Geovest Capital Partners, LP is 750 Lexington Avenue, 4th Floor, New York, NY 10022.

     (6) This total includes 138,580 shares of common stock owned by James Lewis Family Investments LP and 220,000 shares of our common stock owned by James W. Lewis MPPP. The business address for Mr. Lewis is 335 Madison Ave., Suite 1702, New York, NY 10017.

     (7) This total includes a warrant to purchase 100,000 shares of common stock at an exercise price of $.93 per share which expires January 7, 2010 and a warrant to purchase 100,000 shares of common stock at an exercise price of $.93 per share which expires January 24, 2011.

     (8) This total includes 55,000 shares subject to options granted under an employee stock option plan which are currently exercisable at $.55 per share for 15,000 shares of common stock, $1.45 per share for 20,000 shares of common stock, $1.46 per share for 15,000 shares of common stock, and $1.38 per share for 5,000 shares of common stock.

     (9) This total includes 10,000 shares subject to options granted under an employee stock option plan which are currently exercisable at $.89 per share.

     (10) The business address for Ms. Lewis is 456 N. Maple Street, Greenwich, CT 06830.

     (11) Based on Schedule 13-G filed December 13, 2006, of Austin W. Marxe and David M. Greenhouse as investment managers of Special Situations Fund III QP, L.P.

Selling Shareholders

     The following table sets forth information regarding the beneficial ownership of shares of common stock by the selling shareholders as of the date of this prospectus, and the number of shares of common stock covered by this prospectus. Except as otherwise noted below, the selling shareholders have not held any position or office, or have had any other material relationship with us or any of our affiliates within the past three years.

                            Selling Shareholder Table

----------------------------------------------------------------------------------------------------------
           Name and Addresses       Shares Beneficially Owned     Number of     Shares Beneficially Owned
                                      Prior to the Offering         Shares        After the Offering(2)
                                                                  Offered(1)
----------------------------------------------------------------------------------------------------------
                                       Number        Percent                       Number       Percent*
----------------------------------------------------------------------------------------------------------
James VonDerHaar IRA                  29,855.55         -          5,300         24,555.55          -
----------------------------------------------------------------------------------------------------------
Daniel Allen Green                    29,222.22         -          5,000         24,222.22          -
----------------------------------------------------------------------------------------------------------
John S. Green                         81,666.66         -          15,000        66,666.66          -
----------------------------------------------------------------------------------------------------------
John & Rhonda Kinman                  54,444.44         -          10,000        44,444.44          -
----------------------------------------------------------------------------------------------------------


                                     - 8 -

----------------------------------------------------------------------------------------------------------
Richard L. VonDerHaar                204,916.66        1.24%       15,000        189,916.66      1.15%
----------------------------------------------------------------------------------------------------------
Joan C. Green                         27,222.00         -          5,000         22,222.00          -
----------------------------------------------------------------------------------------------------------
David A. Noyes & Co.                  50,000.00         -          50,000           0.00            -
----------------------------------------------------------------------------------------------------------
Scott Reed                            28,775.00         -          23,775         5,000.00          -
----------------------------------------------------------------------------------------------------------
Vernalda Powell IRA                   55,518.33         -          10,000        45,518.33          -
----------------------------------------------------------------------------------------------------------
Almco Steel Products Corp.           118,144.44         -          21,700        96,444.44          -
----------------------------------------------------------------------------------------------------------
Frank Holland                         41,100.00         -          1,500         39,600.00          -
----------------------------------------------------------------------------------------------------------
Steve & Jahn S. Songer                10,888.88         -          2,000          8,888.88          -
----------------------------------------------------------------------------------------------------------
Nellie Turner Trust                   40,833.00         -          7,500         33,333.00          -
----------------------------------------------------------------------------------------------------------
Jennifer Seften                       91,666.00         -          15,000        76,666.00          -
----------------------------------------------------------------------------------------------------------
Bruce Gibson                          96,666.00         -          12,500        84,166.00          -
Patricia Green Dearinger              5,000.00          -          5,000            0.00            -
----------------------------------------------------------------------------------------------------------

--------------------
*  Less than 1%

(1) This prospectus shall also cover any additional shares of our common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of our common stock.

(2) Assumes all shares offered hereby are sold by the selling shareholder and that the selling shareholder does not acquire any additional shares of common stock.

     None of the selling shareholders have held any position or office, or have had any other material relationship with us or any of our affiliates within the past three years

     Because the offering contemplated by this prospectus is not currently being underwritten, no estimate can be given as to the number of shares of common stock that will be held by a selling shareholder upon termination of the offering. Information concerning the selling shareholders may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary and required. Except as described above, there are currently no agreements, arrangements or understandings with respect to the resale of any of the shares covered by this prospectus.

                              PLAN OF DISTRIBUTION

     The selling shareholders and any of their respective pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     o an exchange distribution in accordance with the rules of the applicable exchange;

     o    privately negotiated transactions;

     o short sales made after the date that this Registration Statement is declared effective by the Securities and Exchange Commission;

     o broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

     o    a combination of any such methods of sale; and

     o    any other method permitted pursuant to applicable law.

     In addition, any securities covered by this prospectus which qualify for sale in compliance with Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than under this prospectus.

     Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     A selling shareholder may from time to time pledge or grant a security interest in some or all of the shares (including underlying shares) owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the identification of the selling shareholder to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

     Upon our being notified in writing by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (1) the name of each such selling shareholder and of the participating broker-dealer(s), (2) the number of shares involved, (3) the price at which such shares of common stock were sold, (4) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,
(5) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (6) other facts material to the transaction. In addition, upon our being notified in writing by the selling shareholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

     A selling shareholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

     A selling shareholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of common stock will be paid by the selling shareholder and/or the purchasers. Each selling shareholder has represented and warranted to the company that it acquired the common stock subject to this Registration Statement for investment and without a view to resale and, at the time of its purchase of such common stock, the selling shareholder had no agreement or understanding, directly or indirectly, with any person to distribute the common stock.

     We have advised each selling shareholder that it may not use shares registered on this Registration Statement to cover short sales of common stock made prior to the date on which this Registration Statement shall have been declared effective by the Securities and Exchange Commission. If a selling shareholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling shareholder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to the selling shareholder in connection with resales of its shares under this Registration Statement.

     We are required to pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of the common stock.

     Each selling shareholder has agreed to indemnify us with respect to certain matters and may agree to indemnify any agent, dealer or broker that participates in transactions involving sales of our shares against certain liabilities, including liabilities arising under the Securities Act.

                                  LEGAL MATTERS

     The validity of the common stock offered hereby will be passed upon for us by Bose McKinney & Evans LLP.

                                     EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005, have been so incorporated in reliance on the report of Larry E. Nunn and Associates, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-1, of which this prospectus is a part, under the Securities Act of 1933, as amended, to register the shares of common stock offered in this offering. We also file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy our registration statement and the attached exhibits and schedules without charge at the public reference room maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. You may also inspect reports, proxy and information statements and other information that we file electronically with the Securities and Exchange Commission without charge at its Internet site, http://www.sec.gov.

     This prospectus constitutes part of the registration statement and does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement. Each statement concerning these documents is qualified in its entirety by such reference.

                           INCORPORATION BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" in this prospectus the information that we file with them. This means that we can disclose important information to you in this document by referring you to other filings we have made with the SEC. The information incorporated by reference is considered to be part of this prospectus. The information incorporated by reference in this prospectus is accurate only as of the date of the information on the front cover of the applicable document, or such earlier date as is expressly stated or otherwise apparent with respect to such incorporated information in the applicable document, regardless of the time of delivery of this prospectus or any sale of the common stock.

     This prospectus incorporates by reference our Annual Report on Form 10-K for our fiscal year ended December 31, 2005, filed with the SEC on March 28, 2006, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006, filed with the SEC on May 8, 2006, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006, filed with the SEC on August 4, 2006, and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2006, filed with the SEC on November 8, 2006.

     This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

     Upon your written or oral request, we will provide at no cost to you a copy of any and all of the information that is incorporated by reference in this prospectus.

     Requests for such documents should be directed to:

                  Attn.  Linda Minett
                  Noble Roman's, Inc.
                  One Virginia Avenue, Suite 800
                  Indianapolis, IN 46204
                  Telephone: (317) 634-3377

     You may also access the documents incorporated by reference in this prospectus through our website www.nobleromans.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

                                 204,275 Shares

                          [LOGO OF NOBLE ROMAN'S, INC.]


                               NOBLE ROMAN'S, INC.


                                  Common Stock


                          ----------------------------

                                   PROSPECTUS

                          ----------------------------




                                  December 2006

                                     Part II
                     Information Not Required in Prospectus

Item 13.  Other Expenses of Issuance and Distribution.

         The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered. All amounts, except the SEC registration fee, are estimates.


                    SEC registration fee                       $    107
                    Printing expenses                                 -
                    Legal fees and expenses                      15,000
                    Accounting fees and expenses                  1,000
                    Transfer agent and registrar fees                 -
                    Miscellaneous                                   893
                                                               --------

                                         Total                 $ 17,000
                                                               =========

Item 14.  Indemnification of Directors and Officers.

         Section 23-1-37 of the Indiana Business Corporation Law (the "IBCL") provides that a corporation may indemnify present and former directors, officers, employees, or agents or any person who may have served at the request of the corporation as a director, officer, employee, or agent of another corporation ("Eligible Persons") against liability incurred in any proceeding, civil or criminal, in which the Eligible Person is made a party by reason of being or having been in any such capacity, or arising out of his status as such, if the individual acted in good faith and reasonably believed that (a) the individual was acting in the best interests of the corporation, or (b) if the challenged action was taken other than in the individual's official capacity as an officer, director, employee or agent, the individual's conduct was at least not opposed to the corporation's best interests, or (c) if in a criminal proceeding, either the individual had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful.

         The IBCL further provides that a corporation may pay or reimburse the reasonable expenses incurred by an Eligible Person in connection with the defense of any such claim, including counsel fees; and, unless limited by its Articles of Incorporation, the corporation is required to indemnify an Eligible Person against reasonable expenses if he is wholly successful in any such proceeding, on the merits or otherwise. Under certain circumstances, a corporation may pay or reimburse an Eligible Person for reasonable expenses prior to final disposition of the matter. Unless a corporation's articles of incorporation otherwise provide, an Eligible Person may apply for indemnification to a court which may order indemnification upon a determination that the Eligible Person is entitled to mandatory indemnification for reasonable expenses or that the Eligible Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances without regard to whether his actions satisfied the appropriate standard of conduct.

         Before a corporation may indemnify any Eligible Person against liability or reasonable expenses under the IBCL, a quorum consisting of directors who are not parties to the proceeding must (1) determine that indemnification is permissible in the specific circumstances because the Eligible Person met the requisite standard of conduct, (2) authorize the corporation to indemnify the Eligible Person and (3) if appropriate, evaluate the reasonableness of expenses for which indemnification is sought. If it is not possible to obtain a quorum of uninvolved directors, the foregoing action may be taken by a committee of two or more directors who are not parties to the proceeding, special legal counsel selected by the Board or such a committee, or by the shareholders of the corporation.

         In addition to the foregoing, the IBCL states that the indemnification it provides shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of the articles of incorporation or bylaws, resolution of the board of directors or shareholders, or any other authorization adopted after notice by a majority vote of all the voting shares then issued and outstanding. The IBCL also empowers an Indiana corporation to purchase and maintain insurance on behalf of any Eligible Person against any liability asserted against or incurred by him in any capacity as such, or arising out of his status as such, whether or not the corporation would have had the power to indemnify him against such liability.

Item 15.  Recent Sales of Unregistered Securities.

In August 2005, we issued 51,000 shares of our Series B Convertible Preferred Stock to the holders of $2,040,000 principal amount of previously outstanding subordinated debentures issued by us in exchange for their Debentures. The Series B Convertible Preferred Stock has a liquidation preference equal to the principal amount of the debt converted. The preferred stock provides for cumulative dividends payable at the rate of 8% per annum on the stated amount of the shares until December 31, 2009 and 12% per annum thereafter. The preferred stock is convertible after December 31, 2006 into our common stock at a conversion price of $2.25 per share. In addition, we extended the terms of warrants to purchase common stock issued in connection with the subordinated debentures from January 15, 2007 to January 15, 2008. These transactions were exempt from registration under Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

On September 15, 2003, in a private placement, the Company issued $2,040,000 aggregate principal amount of 8% Subordinated Debentures due December 31, 2006 in exchange for $2,040,000 in cash. The subordinated debentures were purchased by 28 individual investors, each of whom represented to us that they were an "accredited investor" within the meaning of Regulation D promulgated under
Section 4(2) of the Securities act of 1933, as amended. These transactions were exempt from registration under Regulation D.

Item 16.  Exhibits

         The following exhibits are filed as part of this registration statement:

   Exhibit
   Number                               Description
--------------      -----------------------------------------------------------

     3.1 Amended Articles of Incorporation of the Registrant, filed as an exhibit to the Registrant's Amendment No. 1 to the Post Effective Amendment No. 2 to Registration Statement on Form S-1 filed July 1, 1985 (SEC File No.2-84150), is incorporated herein by reference.

     3.2 Amended and Restated By-Laws of the Registrant, as currently in effect, filed as an exhibit to the Registrant's Registration Statement on Form S-18 filed October 22, 1982 and ordered effective on December 14, 1982 (SEC File No. 2-79963C), is incorporated herein by reference.

     3.3 Articles of Amendment of the Articles of Incorporation of the Registrant effective February 18, 1992 filed as an exhibit to the Registrant's Registration Statement on Form SB-2 (SEC File No. 33-66850), ordered effective on October 26, 1993, is incorporated herein by reference.

     3.4 Articles of Amendment of the Articles of Incorporation of the Registrant effective May 11, 2000, filed as Annex A and Annex B to the Registrant's Proxy Statement on Schedule 14A filed March 28, 2000, is incorporated herein by reference.

     3.5 Articles of Amendment of the Articles of Incorporation of the Registrant effective April 16, 2001 filed as Exhibit 3.4 to Registrant's Annual Report on Form 10-K for the year ended December 31, 2005, is incorporated herein by reference.

     3.6 Articles of Amendment of the Articles of Incorporation of the Registrant effective August 23, 2005, filed as Exhibit
                    3.1 to the Registrant's current report on Form 8-K filed August 29, 2005, is incorporated herein by reference.

     4.1 Specimen Common Stock Certificates filed as an exhibit to the Registrant's Registration Statement on Form S-18 filed October 22, 1982 and ordered effective on December 14, 1982 (SEC File No. 2-79963C), is incorporated herein by reference.

     4.2 Form of Warrant Agreement filed as Exhibit 4.1 to the Registrant's current report on Form 8-K filed August 29, 2005, is incorporated herein by reference.

     4.3            Form of letter agreement with selling shareholders.

     5.1 Opinion of Bose McKinney & Evans LLP with respect to the legality of the shares.

    10.1 Employment Agreement with Paul W. Mobley dated November 15, 1994 filed as Exhibit 10.1 to Registrant's Annual Report on Form 10-K for the year ended December 31, 2005, is incorporated herein by reference.

    10.2 Employment Agreement with A. Scott Mobley dated November 15, 1994 filed as Exhibit 10.2 to Registrant's Annual Report on Form 10-K for the year ended December 31, 2005, is incorporated herein by reference.

    10.3 1984 Stock Option Plan filed with the Registrant's Form S-8 filed November 29, 1994 (SEC File No. 33-86804), is incorporated herein by reference.

    10.4 Noble Roman's, Inc. Form of Stock Option Agreement filed with the Registrant's Form S-8 filed November 29, 1994 (SEC File No. 33-86804), is incorporated herein by reference.

    10.5 Settlement Agreement with SummitBridge dated August 1, 2005, filed as Exhibit 99.2 to the Registrant's current report on Form 8-K filed August 5, 2005, is incorporated herein by reference.

    10.6 Loan Agreement with Wells Fargo Bank, N.A. dated August 25, 2005 filed as Exhibit 10.1 to the Registrant's current report on Form 8-K filed August 29, 2005, is incorporated herein by reference.

    10.7 Registration Rights Agreement dated August 1, 2005 between the Company and SummitBridge National Investments filed as an Exhibit to the Registrant's Form S-1 filed on April 19, 2006, is incorporated herein by reference.

     21 Subsidiaries of the Registrant filed in the Registrant's Registration Statement on Form SB-2 (SEC File No. 33-66850) ordered effective on October 26, 1993, is incorporated herein by reference.

    23.1            Consent of Larry E. Nunn and Associates, LLC.


Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required in Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the "Plan of Distribution" not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

                  (A) Paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

                  (B) Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the

         Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

                  (C) Provided further, however, that paragraphs (1)(i) and
         (1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(6) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   Signatures

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Marion and State of Indiana on the 22nd day of December, 2006.

                          NOBLE ROMAN'S, INC.
                          (Registrant)


                          By: /s/ Paul W. Mobley
                              -----------------------------------------------
                              Paul W. Mobley
                              Chairman, Chief Executive Officer and
                              Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons and in the capacities and on the dates indicated.

         Signature                          Title                            Date
         ---------                          -----                            ----
/s/ Paul W. Mobley              Chairman, Chief Executive Officer      December 22, 2006
------------------------------  and Chief Financial Officer
Paul W. Mobley                  (Principal Executive, Financial and
                                Accounting Officer)


/s/ A. Scott Mobley             President and Director                 December 22, 2006
------------------------------
A. Scott Mobley


/s/ Douglas H. Coape-Arnold     Director                               December 22, 2006
------------------------------
Douglas H. Coape-Arnold
